SUPPLEMENTAL MORTGAGE

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                             SUPPLEMENTAL INDENTURE

                          Dated October 1, 1995 (No. 2)

                                  =============

                                 SUPPLEMENTAL TO
                          FIRST AND REFUNDING MORTGAGE
                              DATED AUGUST 1, 1924

                                  =============

                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                                       To
                   FIRST FIDELITY BANK, NATIONAL ASSOCIATION,
                                     Trustee
                                765 Broad Street
                            Newark, New Jersey 07101

                                  =============

                           Providing for the issue of
                       First and Refunding Mortgage Bonds,
                           Pollution Control Series V

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                     RECORD IN MORTGAGE BOOK AND RETURN TO:
                              JAMES T. FORAN, ESQ.
                               80 PARK PLAZA, T5B
                                  P.O. BOX 570
                               NEWARK, N.J. 07101

This instrument prepared by


/s/ Edward C. Fedak
-----------------------
(EDWARD C. FEDAK, ESQ.)

                                TABLE OF CONTENTS

                                  -------------

                                                                            Page
                                                                            ----

RECITALS ....................................................................  1
FORM OF BOND ................................................................  4
FORM OF CERTIFICATE OF AUTHENTICATION .......................................  9
GRANTING CLAUSES ............................................................  9

                                   ARTICLE I.
                    BONDS OF THE POLLUTION CONTROL SERIES V.

DESCRIPTION OF POLLUTION CONTROL SERIES V ..................................  11

                                   ARTICLE II.
                 REDEMPTION OF BONDS-POLLUTION CONTROL SERIES V.

SECTION 2.01. Redemption-Redemption Prices .................................  12
SECTION 2.02. Notice of Redemption .........................................  15
SECTION 2.03. Interest on Called Bonds to Cease ............................  17
SECTION 2.04. Bonds Called in Part .........................................  17
SECTION 2.05. Provisions of Indenture not Applicable .......................  17

                                  ARTICLE III.
                        CREDITS WITH RESPECT TO THE BONDS
                       OF THE POLLUTION CONTROL SERIES V.

SECTION 3.01. Credits ......................................................  18
SECTION 3.02. Certificate of the Company ...................................  19

                                   ARTICLE IV.
                                 MISCELLANEOUS.

SECTION 4.01. Authentication of Bonds of Pollution Control
                Series V ...................................................  19
SECTION 4.02. Additional Restrictions on Authentication of
                Additional Bonds Under Indenture ...........................  19
SECTION 4.03. Restriction on Dividends .....................................  20
SECTION 4.04. Use of Facsimile Seal and Signatures .........................  21
SECTION 4.05. Effective Period of Supplemental Indenture ...................  21
SECTION 4.06. Time for Making of Payment ...................................  21
SECTION 4.07. Effect of Approval of Board of Public Utilities
                of the State of New Jersey .................................  21
SECTION 4.08. Execution in Counterparts ....................................  21
Acknowledgments ............................................................  22
Certificate of Residence ...................................................  24

      SUPPLEMENTAL INDENTURE, dated the 1st day of October, 1995, for convenience of reference and effective from the time of execution and delivery hereof, between PUBLIC SERVICE ELECTRIC AND GAS COMPANY, a corporation organized under the laws of the State of New Jersey, hereinafter called the "Company", party of the first part, and FIRST FIDELITY BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, as Trustee under the indenture dated August 1, 1924, below mentioned, hereinafter called the "Trustee", party of the second part.

      WHEREAS, on July 25, 1924, the Company executed and delivered to Fidelity Union Trust Company (now known as First Fidelity Bank, National Association), a certain indenture dated August 1, 1924 (hereinafter called the "Indenture"), to secure and to provide for the issue of First and Refunding Mortgage Gold Bonds of the Company; and

      WHEREAS, the Indenture has been recorded in the following counties of the State of New Jersey, in the offices, and therein in the books and at the pages, as follows:

                                                                    Page
County          Office              Book Number                    Number
------          ------              -----------                    ------
Atlantic       Clerk's          1955 of Mortgages                   160
Bergen         Clerk's            94 of Chattel Mortgages         123 etc.
                                 693 of Mortgages                  88 etc.
Burlington     Clerk's            52 of Chattel Mortgages        Folio 8 etc.
                                 177 of Mortgages               Folio 354 etc.
Camden         Register's         45 of Chattel Mortgages          184 etc.
                                 239 of Mortgages                  1 etc.
Cumberland     Clerk's           786 of Mortgages                  638 & c.
Essex          Register's        437 of Chattel Mortgages            1-48
                                T-51 of Mortgages                  341-392
Gloucester     Clerk's            34 of Chattel Mortgages          123 etc.
                                 142 of Mortgages                  7 etc.
Hudson         Register's        453 of Chattel Mortgages          9 etc.
                                1245 of Mortgages                 484 etc.
Hunterdon      Clerk's           151 of Mortgages                   344
Mercer         Clerk's            67 of Chattel Mortgages          1 etc.
                                 384 of Mortgages                  1 etc.
Middlesex      Clerk's           113 of Chattel Mortgages          3 etc.
                                 437 of Mortgages                 294 etc.
Monmouth       Clerk's           951 of Mortgages                 291 & c.
Morris         Clerk's           N-3 of Chattel Mortgages         446 etc.
                                F-10 of Mortgages                 269 etc.
Ocean          Clerk's          1809 of Mortgages                    40
Passaic        Register's        M-6 of Chattel Mortgages         178 etc.
                                R-13 of Mortgages                 268 etc.
Salem          Clerk's           267 of Mortgages                 249 & c.

                                                                        Page
County              Office            Book Number                      Number
------              ------            -----------                      ------
Somerset           Clerk's         46 of Chattel Mortgages            207 etc.
                                  N-10 of Mortgages                    1 etc.
Sussex             Clerk's        123 of Mortgages                     10 & c.
Union              Register's     128 of Chattel Mortgages             28 & c.
                                  664 of Mortgages                    259 etc.
Warren             Clerk's        124 of Mortgages                    141 etc.

and

      WHEREAS, the Indenture has also been recorded in the following counties of the Commonwealth of Pennsylvania, in the offices, and therein in the books and at the pages, as follows:

                                                                     Page
County              Office                 Book Number              Number
------              ------                 -----------              ------
Adams              Recorder's            22 of Mortgages             105
Armstrong          Recorder's           208 of Mortgages             381
Bedford            Recorder's            90 of Mortgages             917
Blair              Recorder's           671 of Mortgages             430
Cambria            Recorder's           407 of Mortgages             352
Cumberland         Recorder's           500 of Mortgages             136
Franklin           Recorder's           285 of Mortgages             373
Huntingdon         Recorder's           128 of Mortgages              47
Indiana            Recorder's           197 of Mortgages             281
Lancaster          Recorder's           984 of Mortgages              1
Montgomery         Recorder's          5053 of Mortgages             1221
Westmoreland       Recorder's          1281 of Mortgages             198
York               Recorder's          31-V of Mortgages             446

and

      WHEREAS, the Indenture granted, bargained, sold, aliened, remised, released, conveyed, confirmed, assigned, transferred and set over unto the Trustee certain property of the Company, more fully set forth and described in the Indenture, then owned or which might thereafter be acquired by the Company; and

      WHEREAS, the Company, by various supplemental indentures, supplemental to the Indenture, the last of which was dated October 1, 1994 (No. 2), has granted, bargained, sold, aliened, remised, released, conveyed, confirmed, assigned, transferred and set over unto the Trustee certain property of the Company acquired by it after the execution and delivery of the Indenture; and

      WHEREAS, since the execution and delivery of said supplemental indenture dated October 1, 1994 (No. 2), the Company has acquired property which, in accordance with the provisions of the Indenture, is subject to the lien thereof and the Company desires to confirm such lien; and

      WHEREAS, the Indenture has been amended or supplemented from time to time; and

      WHEREAS, it is provided in the Indenture that no bonds other than those of the 5 1/2% Series due 1959 therein authorized may be issued thereunder unless a supplemental indenture providing for the issue of such additional bonds shall have been executed and delivered by the Company to the Trustee; and

      WHEREAS, the York County Industrial Development Authority (the "Authority") has previously issued and sold its Pollution Control Revenue Bonds, 1976 Series A (Public Service Electric and Gas Company Peach Bottom Project) (the "1976 Authority Bonds") to finance the Company's share of the cost of the acquisition and construction of certain pollution control facilities at the Peach Bottom Atomic Power Station Units 1 and 2 located principally in Peach Bottom Township, York County, Pennsylvania (such station being referred to as the "Plant" and the pollution control facilities being referred to herein as the "Project"); and

      WHEREAS, the Authority is making provision for the issuance and sale of its Pollution Control Revenue Refunding Bonds, 1995 Series A (Public Service Electric and Gas Peach Bottom Company Project) (the "1995 Authority Bonds") to provide funds to pay a portion of the costs of refunding through redemption of the 1976 Authority Bonds; and

      WHEREAS, the 1995 Authority Bonds are to be issued under a Trust Indenture dated as of September 1, 1995, (the "Authority Indenture"), between the Authority and First Fidelity Bank, National Association, as trustee (the "Authority Trustee"); and

      WHEREAS, the Company has entered into a Pollution Control Facilities Agreement dated as of October 1, 1976, (the "Agreement"), with the Authority and the other owners of the Plant providing, among other things, for the sale and conveyance by the Authority to the Company of the Project, and for the issuance by the Company to the Authority Trustee, as assignee of the Authority, of First and Refunding Mortgage Bonds of the Company to evidence the Company's obligation to pay the purchase price for the Project, and for such purposes, in connection with the issuance of the 1995 Authority Bonds, the Company desires to provide for the issue of $13,700,000 aggregate principal amount of bonds secured by the Indenture of a series to be designated as "First and Refunding Mortgage Bonds, Pollution Control Series V" (hereinafter sometimes called "Pollution Control Series V"); and

      WHEREAS, the text of the bonds of the Pollution Control Series V and of the certificate of authentication to be borne by the bonds of the Pollution Control Series V shall be substantially of the following tenor:

                                 [FORM OF BOND]

      This Bond is not transferable except as provided in the Trust Indenture dated as of September 1, 1995 between the York County Industrial Development Authority and First Fidelity Bank, National Association, as Trustee (the "Authority Indenture"). Capitalized terms used herein, not otherwise expressly defined herein, shall have the meanings ascribed to them in the Authority Indenture.

Registered                                                           Registered
Number                                                                 Amount
R-                                                                  $13,700,000

                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY

                       FIRST AND REFUNDING MORTGAGE BOND,
                           POLLUTION CONTROL SERIES V

      Public Service Electric and Gas Company (hereinafter called the "Company"), a corporation of the State of New Jersey, for value received, hereby promises to pay to First Fidelity Bank, National Association, as trustee under the Authority Indenture, or registered assigns, the principal sum of Thirteen Million Seven Hundred Thousand Dollars, on September 1, 2020, and to pay interest thereon from the date hereof, at the rate of 15.0% per annum, and until payment of said principal sum, provided, however, that the Company shall receive certain credits against such obligations to the extent that interest payable by the Authority from time to time for bonds issued pursuant to the Authority Indenture (the "1995 Authority Bonds") is less than interest calculated pursuant to the foregoing rate. Such interest to be payable at such times and in such manner as interest is payable on the 1995 Authority Bonds.

      Both the principal hereof and interest hereon shall be paid at the principal office of First Fidelity Bank, National Association, in the City of Newark, State of New Jersey, or at the corporate trust office of any paying agent appointed by the Company, in such coin or currency of the United States of America as at the time of payment shall constitute legal tender for the payment of public and private debts.

      This Bond is one of the First and Refunding Mortgage Bonds of the Company issued and to be issued under and pursuant to, and all equally secured by, an indenture of mortgage or deed of trust dated August 1, 1924, between the Company and First Fidelity Bank, National Association (formerly known as Fidelity Union Trust Company), a national banking association of the United States of America, as Trustee, as supplemented and amended by the supplemental indentures thereto, including the supplemental indenture dated October 1, 1995 (No. 2). This Bond is one of the Bonds of the Pollution Control Series V, which series is limited to the aggregate principal amount of $13,700,000 and is issued pursuant to said supplemental indenture dated October 1, 1995 (No. 2). Reference is hereby made to said indenture and all supplements thereto for a specification of the principal amount of Bonds from time to time issuable thereunder, and for a description of the properties mortgaged and conveyed or assigned to said Trustee or its successors, the nature and extent of the security, and the rights of the holders of said Bonds and any coupons appurtenant thereto, and of the Trustee in respect of such security.

      In and by said indenture, as amended and supplemented, it is provided that with the written approval of the Company and the Trustee, any of the provisions of said indenture may from time to time be eliminated or modified and other provisions may be added thereto provided the change does not alter the annual interest rate, redemption price or date, date of maturity or amount payable on maturity of any then outstanding Bond or conflict with the Trust Indenture Act of 1939 as then in effect, and provided the holders of 85% in principal amount of the Bonds secured by said indenture and then outstanding (including, if such change affect the Bonds of one or more series but less than all series then outstanding, a like percentage of the then outstanding Bonds of each series affected by such change, and excluding Bonds owned or controlled by the Company or by the parties owning at least 10% of the outstanding voting stock of the Company, as more fully specified in said indenture) consent in writing thereto, all as more fully set forth in said indenture, as amended and supplemented.

      First and Refunding Mortgage Bonds issuable under said indenture are issuable in series, and the Bonds of any series may be for varying principal amounts and in the form of coupon Bonds and of registered Bonds without coupons, and the Bonds of any one series may differ from the Bonds of any other series as to date, maturity, interest rate and otherwise, all as in said indenture provided and set forth. The Bonds of the Pollution Control Series V, in which this Bond is included, are designated "First and Refunding Mortgage Bonds, Pollution Control Series V".

      In case of the happening of an event of default as specified in said indenture and in the supplemental indenture dated March 1, 1942 supplemental thereto, the principal sum of the Bonds of this issue may be declared or may become due and payable forthwith, in the manner and with the effect in said indenture provided.

      The Bonds of this series are subject to redemption as provided in said supplemental indenture dated October 1, 1995 (No. 2).

      This Bond is transferable, but only as provided in the Authority Indenture upon surrender hereof, by the registered owner in person or by attorney duly authorized in writing, at the principal office of the Trustee; upon any such transfer a new Bond similar hereto will be issued to the transferee. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. The Company and the Trustee and any paying agent may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and the interest hereon and for all other purposes; and neither the Company nor the Trustee nor any paying agent shall be affected by any notice to the contrary.

      The Bonds of this series are issuable only in fully registered form, in any denomination authorized by the Company.

      No recourse under or upon any obligation, covenant or agreement contained in said indenture or in any indenture supplemental thereto, or in any Bond or coupon issued thereunder, or because of any indebtedness arising thereunder, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise; it being expressly agreed and understood that said indenture, any indenture supplemental thereto and the obligations issued thereunder, are solely corporate obligations, and that no personal liability whatever shall attach to, or be incurred by, such incorporators, stockholders, officers or directors, as such, of the Company, or of any successor corporation, or any of them, because of the incurring of the indebtedness thereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in the indenture or in any indenture supplemental thereto or in any of the Bonds or coupons issued thereunder, or implied therefrom.

      This Bond shall not be entitled to any security or benefit under said indenture, as amended and supplemented, and shall not become valid or obligatory for any purpose, until the certificate of authentication, hereon endorsed, shall have been signed by First Fidelity Bank, National Association, as Trustee, or by its successor in trust under said indenture.

      IN WITNESS WHEREOF, the Company has caused this Bond to be duly executed by its proper officers under its corporate seal.

Dated
                                           PUBLIC SERVICE ELECTRIC AND GAS
                                            COMPANY,


                                           By
                                             ---------------------------------
                                                   (Vice) President

(Seal)

Attest:


----------------------------------------
       (Assistant) Secretary

                     [FORM OF CERTIFICATE OF AUTHENTICATION]
                          CERTIFICATE OF AUTHENTICATION

      This Bond is one of the Bonds of the series designated therein which are described in the within-mentioned indenture and supplemental indenture dated October 1, 1995 (No. 2), as secured thereby.


                                        FIRST FIDELITY BANK, NATIONAL
                                          ASSOCIATION, TRUSTEE,


                                        BY
                                           ---------------------------
                                                  Authorized Signatory
                               ------------------

      WHEREAS, the execution and delivery of this supplemental indenture have been duly authorized by the Board of Directors of the Company; and

      WHEREAS, the Company represents that all things necessary to make the bonds of the Pollution Control Series V hereinafter described, when duly authenticated by the Trustee and issued by the Company, valid, binding and legal obligations of the Company, and to make this supplemental indenture a valid and binding agreement supplemental to the Indenture, have been done and performed:

      NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH that the Company, in consideration of the premises and the execution and delivery by the Trustee of this supplemental indenture, and in pursuance of the covenants and agreements contained in the Indenture and for other good and valuable consideration, the receipt of which is hereby acknowledged, has granted, bargained, sold, aliened, remised, released, conveyed, confirmed, assigned, transferred and set over, and by these presents does grant, bargain, sell, alien, remise, release, convey, confirm, assign, transfer and set over unto the Trustee, its successors and assigns, forever, all the right, title and interest of the Company in and to all property of every kind and description (except cash, accounts and bills receivable and all merchandise bought, sold or manufactured for sale in the ordinary course of the Company's business, stocks, bonds or other corporate obligations or securities, other than such as are described in Part V of the Granting Clauses of the Indenture, not acquired with the proceeds of bonds secured by the Indenture, and except as in the Indenture and herein otherwise expressly excluded) acquired by the Company since the execution and delivery of the supplemental indenture dated October 1, 1994 (No. 2), supplemental to the Indenture (except any such property duly released from, or disposed of free from, the lien of the Indenture, in accordance with the provisions thereof) and all such property which at any time hereafter may be acquired by the Company;

      All of which property it is intended shall be included in and granted by this supplemental indenture and covered by the lien of the Indenture as heretofore and hereby amended and supplemented;

      UNDER AND SUBJECT to any encumbrances or mortgages existing on property acquired by the Company at the time of such acquisition and not heretofore discharged of record; and

      SUBJECT, also, to the exceptions, reservations and provisions in the Indenture and in this supplemental indenture recited, and to the liens, reservations, exceptions, limitations, conditions and restrictions imposed by or contained in the several deeds, grants, franchises and contracts or other instruments through which the Company acquired or claims title to the aforesaid property; and SUBJECT, also, to existing leases, to liens on easements or rights of way, to liens for taxes, assessments and governmental charges not in default or the payment of which is deferred, pending appeal or other contest by legal proceedings, pursuant to Section 4 of Article Five of the Indenture, or the payment of which is deferred pending billing, transfer of title or final determination of amount, to easements for alleys, streets, highways, rights of way and railroads that may run across or encroach upon the said property, to joint pole and similar agreements, to undetermined liens and charges, if any, incidental to construction, and other encumbrances permitted by the Indenture as heretofore and hereby amended and supplemented;

      TO HAVE AND TO HOLD the property hereby conveyed or assigned, or intended to be conveyed or assigned, unto the Trustee, its successor or successors and assigns, forever;

      IN TRUST, NEVERTHELESS, upon the terms, conditions and trusts set forth in the Indenture as heretofore and hereby amended and supplemented, to the end that the said property shall be subject to the lien of the Indenture as heretofore and hereby amended and supplemented, with the same force and effect as though said property had been included in the Granting Clauses of the Indenture at the time of the execution and delivery thereof;

      AND THIS SUPPLEMENTAL INDENTURE FURTHER WITNESSETH that for the considerations aforesaid, it is hereby covenanted between the Company and the Trustee as follows:

                                   ARTICLE I.

                    BONDS OF THE POLLUTION CONTROL SERIES V.

      The series of bonds authorized by this supplemental indenture to be issued under and secured by the Indenture shall be designated "First and Refunding Mortgage Bonds, Pollution Control Series V"; shall be limited to the aggregate principal amount of $13,700,000; shall be issued initially to the Authority Trustee, as assignee of the Authority, to evidence the Company's obligation under the Agreement with respect to the 1995 Authority Bonds; and shall mature and bear interest as set forth in the form of bond hereinbefore described; provided, however, that the Company shall receive certain credits against principal and interest obligations as set forth in Section 3.01 hereof. The date of each bond of the Pollution Control Series V shall be the interest payment date next preceding the date of authentication, unless such date of authentication be an interest payment date, in which case the date shall be the date of authentication, or unless such date of authentication be prior to the first interest payment date, in which case the date shall be October 1, 1995.

      Bonds of the Pollution Control Series V shall be issued as fully registered bonds in any denomination authorized by the Company. Interest on bonds of the Pollution Control Series V shall be payable at such time and in such manner as interest is payable on the 1995 Authority Bonds, subject to certain credits against principal and interest as set forth in Section 3.01 hereof and shall be payable as to both principal and interest in such coin or currency of the United States of America as at the time of payment shall constitute legal tender for the payment of public and private debts, at the principal office of the Trustee, or at the corporate trust office of any paying agent appointed by the Company.

      Bonds of the Pollution Control Series V shall be transferable (but only as provided in the Authority Indenture) upon surrender thereof for cancellation by the registered owner in person or by attorney duly authorized in writing at said office of the Trustee.

      The Company hereby waives any right to make a charge for any transfer of bonds of the Pollution Control Series V, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

                                   ARTICLE II.

                 REDEMPTION OF BONDS--POLLUTION CONTROL SERIES V.

      SECTION 2.01. Redemption--Redemption Prices. Bonds of the Pollution Control Series V shall be subject to redemption prior to maturity, under the conditions and upon the payment of the amounts specified in the following subsections, together in each case with interest accrued to the redemption date:

            (a) at the option of the Company

                  (i) whenever the Interest Rate Mode for the 1995 Authority
            Bonds is the Daily Rate or the Weekly Rate, in whole or in part, at a redemption price of 100% of the principal amount thereof on any Interest Payment Date;

                  (ii) whenever the Interest Rate Mode for the 1995 Authority
            Bonds is the Commercial Paper Rate, in whole or in part, at a redemption price of 100% of the principal amount thereof on the Interest Payment Date for each Commercial Paper Rate Period for an Authority Bond or Bonds, such redemption to be in the same principal amount of such Authority Bond or Bonds;

                  (iii) whenever the Interest Rate Mode for the 1995 Authority
            Bonds is the Auction Rate, in whole or in part, at a redemption price of 100% of the principal amount thereof on the final Interest Payment Date for each Auction Period;

                  (iv) whenever the Interest Rate Mode for the 1995 Authority
            Bonds is the Term Rate, in whole or in part, on the final Interest Payment Date for the then current Term Rate Period and, prior to the end of the then current Term Rate Period, at any time during the redemption periods and at the redemption prices set forth below, plus interest accrued, if any, to the redemption date:

Original Length of Current    Commencement of            Redemption Price as
 Term Rate Period (Years)    Redemption Period         Percentage of Principal
 ------------------------    -----------------         -----------------------

More than 15 years          Tenth anniversary of    102% declining by 1% on
                            commencement of Term    each succeeding anniversary
                            Rate Period             of the first day of the
                                                    redemption period until
                                                    reaching 100% and thereafter
                                                    100%

More than 10 but not        Seventh anniversary of  102% declining by 1% on
more than 15 years          commencement of Term    each succeeding anniversary
                            Rate Period             of the first day of the
                                                    redemption period until
                                                    reaching 100% and thereafter
                                                    100%

More than 5 but not         Fifth anniversary of    101% declining by 1% on
more than 10 years          commencement of Term    each succeeding anniversary
                            Rate Period             of the first day of the
                                                    redemption period until
                                                    reaching 100% and thereafter
                                                    100%

More than 2 but not         Second anniversary of   100% on and after such
more than 5 years           commencement of Term    second anniversary of the
                            Rate Period             first day of the redemption
                                                    period

2 years or less             Non-callable            Non-callable

                  If, at the time of the Company's notice of a change in the
            Term Rate Period pursuant to Section 2.02(d) of the Authority Indenture, or its notice of Conversion of the Interest Rate Mode for the 1995

            Authority Bonds to the Term Rate pursuant to Section 2.02(e) of the Authority Indenture, or, when the Interest Rate Mode for the 1995 Authority Bonds is the Term Rate, at least 35 days prior to the Purchase Date for the 1995 Authority Bonds pursuant to Section 3.01(b)(i) of the Authority Indenture, the Company provides a certification of the Remarketing Agent to the Authority Trustee and the Authority that the foregoing schedule is not consistent with prevailing market conditions and an opinion of nationally recognized bond counsel that a change in the redemption provisions of the 1995 Authority Bonds will not adversely affect the exclusion from gross income of interest on the 1995 Authority Bonds for Federal income tax purposes, the foregoing redemption periods and redemption prices may be revised effective as of the date of such change in the Term Rate Period, the Conversion Date, or that Purchase Date, as determined by the Remarketing Agent in its judgment, taking into account the then Prevailing Market Conditions, as stipulated in such certification, which shall be appended by the Trustee to its counterpart of this supplemental indenture. Any such revision of redemption periods or redemption prices shall not be considered an amendment of or supplement to this supplemental indenture and shall not require the consent of any other person or entity.

            (b) in whole or in part (if, in the opinion of nationally recognized bond counsel, such partial redemption will preserve the exclusion from gross income for Federal income tax purposes of interest on the remaining 1995 Authority Bonds) at any time at 100% of the principal amount thereof to be redeemed, within 180 days after a "final determination" (i.e., the issuance of a published or private ruling or technical advice) of the Internal Revenue Service or a judicial decision in a proceeding by any court of competent jurisdiction in the United States (from which ruling, advice or decision no further right of appeal exists), in all cases in which the Company has participated or been a party or has been given an opportunity to participate and has failed to do so (no such decree or judgment by any court or action by the Internal Revenue Service to be considered final unless the owner of the 1995 Authority Bonds involved in such proceeding or action has given the Company and the Authority Trustee prompt written notice of the commencement thereof and offered the Company, at the Company's expense, the opportunity to control the defense thereof) that, as a result of a failure by the Company to observe any covenant, agreement, representation or warranty in the Agreement, the interest payable on the 1995 Authority Bonds is includable in the gross income for Federal income tax purposes of the holder thereof, other than a "substantial user" of the Project or a "related person" as provided in
      Section 147(a) of the Internal Revenue Code of 1986, as amended, and the applicable regulations thereunder.

            (c) in whole at 100% of the principal amount thereof whenever the Company receives from the Authority Trustee a copy of a written demand sent to the Trustee stating that the principal of all outstanding 1995 Authority Bonds has been declared to be immediately due and payable because of an Event of Default under the Authority Indenture. In such case, redemption of the Bonds of the Pollution Control Series V shall be any date selected by the Company, not more than 180 days after receipt by the Company of such written demand for redemption.

            (d) to the extent that any of the 1995 Authority Bonds shall have become Provider Bonds, (i) on the Provider Bond Redemption Date in an amount equal to the aggregate principal amount of Provider Bonds outstanding at the expiration of the Liquidity Facility at 100% of the principal amount thereof and (ii) on each of the first four anniversaries of the expiration of the Liquidity Facility at the rate of 20% per year of the aggregate principal amount of Provider Bonds outstanding at the expiration of the Liquidity Facility at 100% of the principal amount thereof.

      SECTION 2.02. Notice of Redemption. (a) The election of the Company under subsection (a) of Section 2.01 hereof to redeem any of the bonds of the Pollution Control Series V shall be evidenced by a resolution of the Board of Directors of the Company calling for redemption on a stated date of all or a stated principal amount thereof. To exercise its option to redeem the bonds of the Pollution Control Series V under subsection (a) of Section 2.01 hereof, the Company shall deliver to the Trustee, the Authority and the Authority Trustee a certified copy of said resolution calling all or a stated principal amount of the bonds of the Pollution Control Series V for redemption on a date not less than 20 days (35 days if the Interest Rate Mode is the Term

Rate) nor more than 65 days from the date said resolution is delivered. The delivery to the Authority Trustee of a certified copy of such resolution shall constitute notice to the Authority Trustee of the redemption referred to therein, on the terms specified therein. The Company shall on or before such redemption date deposit with the Trustee, as paying agent hereunder, the total applicable redemption price of all the bonds so called, with interest accrued thereon to the redemption date, less any credits to which the Company may be entitled pursuant to Section 3.01 hereof, and the Trustee, as such paying agent, shall apply such funds on the redemption date to the redemption of the bonds so called.

      (b) The Company shall, within 10 days after the occurrence of a "final determination" under subsection (b) of Section 2.01 hereof, deliver to the Trustee written notice of such "final determination". The Company shall, by resolution of its Board of Directors, fix a redemption date for such redemption and shall deliver to the Trustee, the Authority and the Authority Trustee a certified copy of said resolution at least 40 days prior to the date so selected for redemption. Such redemption date may be any day not more than 180 days after the occurrence of such "final determination". If the Trustee does not receive written notice of such selection by the Company within 140 days after the date of the occurrence of such "final determination", then the redemption date shall be the 180th day after the occurrence of such "final determination". On or before such redemption date, the Company shall deposit with the Trustee, as paying agent hereunder, the total redemption price of the bonds so called, with interest accrued thereon to the redemption date, less any credits to which the Company may be entitled pursuant to Section 3.01 hereof, and the Trustee, as such paying agent, shall apply such funds, on the redemption date, to the redemption of the bonds so called. The delivery to the Authority Trustee of a certified copy of such resolution shall constitute notice to the Authority Trustee of the redemption referred to therein on the terms specified therein.

      (c) The Company shall, within 10 days after the receipt of a written demand under subsection (c) of Section 2.01 hereof, by resolution of its Board of Directors, fix a redemption date for such redemption and shall deliver to the Trustee, the Authority and the Authority Trustee a certified copy of said resolution at least 40 days prior to the date so selected for redemption. Such redemption date may be any day not more than 180 days after the receipt of such written demand. If the Trustee does not receive written notice of such selection by the Company within 140 days after the date of the receipt of such written demand, then the redemption date shall be the 180th day after the receipt of such written demand. On or before such redemption date, the Company shall deposit with the Trustee, as paying agent hereunder, the total redemption price of the bonds so called, with interest accrued thereon to the redemption date, less any credits to which the Company may be entitled pursuant to Section 3.01 hereof, and the Trustee, as such paying agent, shall apply such funds, on the redemption date, to the redemption of the bonds so called.

      SECTION 2.03. Interest on Called Bonds to Cease. Each bond or portion thereof of the Pollution Control Series V called for redemption under Section
2.02 hereof shall be due and payable at the office of the Trustee, as paying agent hereunder, at the applicable redemption price and on the specified redemption date, anything herein or in such bond to the contrary notwithstanding. From and after the date when each bond or portion thereof of the Pollution Control Series V shall be due and payable as aforesaid (unless upon said date the full amount due thereon shall not be held by or provided to the Trustee, as paying agent hereunder, and be immediately available for payment), all further interest shall cease to accrue on such bond or on such portion thereof, as the case may be.

      SECTION 2.04. Bonds Called in Part. If only a portion of any bond of the Pollution Control Series V shall be called for redemption pursuant to Section
2.02 hereof, the notice of redemption hereinbefore provided for shall specify the portion of the principal amount thereof to be redeemed. Upon payment of the portion so called for redemption, the Trustee, as paying agent hereunder, shall give prompt written notice thereof to the Company.

      SECTION 2.05. Provisions of Indenture Not Applicable. The provisions of Article Four of the Indenture, as amended and supplemented, shall not apply to the procedure for the exercise of any right of redemption reserved by the Company, or to any mandatory redemption provided in this Article in respect of the bonds of the Pollution Control Series V. There shall be no sinking fund for the bonds of the Pollution Control Series V.

                                  ARTICLE III.

                   CREDITS WITH RESPECT TO THE BONDS OF THE
                           POLLUTION CONTROL SERIES V.

      SECTION 3.01. Credits. (a) In addition to any other credit, payment or satisfaction to which the Company is entitled with respect to the Bonds of the Pollution Control Series V, the Company shall be entitled credits against amounts otherwise payable in respect of the Bonds of the Pollution Control Series V in an amount corresponding to the amount by which interest due on the Bonds of the Pollution Control Series V exceeds the interest due on the 1995 Authority Bonds.

      (b) The Company shall be entitled to credits against amounts otherwise payable in respect of the bonds of the Pollution Control Series V in an amount corresponding to (i) the principal amount of any 1995 Authority Bond surrendered to the Authority Trustee by the Company or the Authority, or purchased by the Authority Trustee, for cancellation and (ii) the amount of money held by the Authority Trustee and available and designated for or applied toward the payment of principal or redemption price of and interest on the 1995 Authority Bonds, as the case may be, regardless of the source of payment to the Authority Trustee of such moneys; provided, however, that the Company shall not be entitled to any such credit with respect to amounts paid to the Authority Trustee pursuant to the Bond Insurance Policy. The Trustee, as paying agent hereunder, shall give prompt written notice to the Company of any such credit with respect to the payment of interest.

      (c) The Trustee, as paying agent hereunder, shall (i) promptly notify the Company of each deposit in the Bond Fund under the Authority Indenture, (ii) provide evidence to the Company that such deposit has been credited to such Fund and (iii) give prompt written notice to the Company of any credits with respect to payment of principal or redemption price of and interest on the bonds of the Pollution Control Series V.

      SECTION 3.02. Certificate of the Company. A certificate of the Company signed by the President, any Vice President or any Assistant Treasurer, and attested to by the Secretary or any Assistant Secretary, and consented to by the Authority Trustee, stating that the Company is entitled to a credit under
Section 3.01 hereof and setting forth the basis therefor in reasonable detail, shall be conclusive evidence of such entitlement, and the Trustee shall accept such certificate as such evidence without further investigation or verification of the matters stated therein.

                                   ARTICLE IV.

                                 MISCELLANEOUS.

      SECTION 4.01. Authentication of Bonds of Pollution Control Series V. None of the bonds of the Pollution Control Series V, the issue of which is provided for by this supplemental indenture, shall be authenticated by the Trustee except in accordance with the provisions of the Indenture, as amended and supplemented, and this supplemental indenture, and upon compliance with the conditions in that behalf therein contained.

      SECTION 4.02. Additional Restrictions on Authentication of Additional Bonds Under Indenture. The Company covenants that from and after the date of execution of this supplemental indenture, no additional bonds (as defined in Section 1 of Article Two of the Indenture) shall be authenticated and delivered by the Trustee under Subdivision A of Section 4 of said Article Two on account of additions or improvements to the mortgaged property

            (1) unless the net earnings of the Company for the period required by Subdivision C of Section 6 of said Article Two shall have been at least twice the fixed charges (in lieu of 1 3/4 times such fixed charges, as required by said Subdivision C); and for the purpose of this condition (a) such fixed charges shall in each case include interest on the bonds applied for, notwithstanding the parenthetical provision contained in clause (4) of said Subdivision C, and (b) in computing such net earnings there shall be included in expenses of operation (under paragraph (c) of said Subdivision C) all charges against earnings for depreciation, renewals or replacements, and all certificates with respect to net earnings delivered to the Trustee in connection with any authentication of additional bonds under said Article Two shall so state; and

            (2) except to the extent of 60% (in lieu of 75% as permitted by Subdivision A of Section 7 of said Article Two) of the cost or fair value to the Company of the additions or improvements forming the basis for such authentication of additional bonds.

      SECTION 4.03. Restriction on Dividends. The Company will not declare or pay any dividend on any shares of its common stock (other than dividends payable in shares of its common stock) or make any other distribution on any such shares, or purchase or otherwise acquire any such shares (except shares acquired without cost to the Company) whenever such action would reduce the earned surplus of the Company to an amount less than $10,000,000 or such lesser amount as may remain after deducting from said $10,000,000 all amounts appearing in the books of account of the Company on December 31, 1948, which shall thereafter, pursuant to any order or rule of any regulatory body entered after said date, be required to be removed, in whole or in part, from the books of account of the Company by charges to earned surplus.

      SECTION 4.04. Use of Facsimile Seal and Signatures. The seal of the Company and any or all signatures of the officers of the Company upon any of the bonds of the Pollution Control Series V may be facsimiles.

      SECTION 4.05. Effective Period of Supplemental Indenture. The preceding provisions of Articles I, II and III of this supplemental indenture shall remain in effect only so long as any of the bonds of the Pollution Control Series V shall remain outstanding.

      SECTION 4.06. Time for Making of Payment. All payments of principal or redemption price of and interest on the bonds of the Pollution Control Series V shall be made to the Authority Trustee in such funds as shall constitute immediately available funds when payment is due. In any case where the date of payment of the principal or redemption price of or interest on the bonds of the Pollution Control Series V or the date fixed for redemption of any such bonds shall be in the city of payment a Saturday, Sunday or a legal holiday or a day on which banking institutions are authorized by law to close, then such payment need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest on such payment shall accrue for the period after such date.

      SECTION 4.07. Effect of Approval of Board of Public Utilities of the State of New Jersey. The approval of the Board of Public Utilities of the State of New Jersey of the execution and delivery of these presents and of the issue of any bonds of the Pollution Control Series V shall not be construed as approval of said Board of any other act, matter or thing which requires approval of said Board under the laws of the State of New Jersey.

      SECTION 4.08. Execution in Counterparts. For the purpose of facilitating the recording hereof, this supplemental indenture has been executed in several counterparts, each of which shall be and shall be taken to be an original, and all collectively but one instrument.

      IN WITNESS WHEREOF, Public Service Electric and Gas Company, party hereto of the first part, after due corporate and other proceedings, has caused this supplemental indenture to be signed and acknowledged or proved by its President or one of its Vice Presidents and its corporate seal hereunto to be affixed and to be attested by the signature of its Secretary or an Assistant Secretary; and First Fidelity Bank, National Association, as Trustee, party hereto of the second part, has caused this supplemental indenture to be signed and acknowledged or proved by its President, one of its Vice Presidents or one of its Assistant Vice Presidents and its corporate seal to be hereunto affixed and to be attested by the signature of one of its Assistant Vice Presidents, its Cashier, one of its Assistant Cashiers, or one of its Corporate Trust Officers. Executed and delivered this 2nd day of October, 1995.

                                     PUBLIC SERVICE ELECTRIC AND GAS
                                       COMPANY


                                     By /s/ F.J. Riepl
                                       ---------------------------------
                                             (F.J. Riepl)
                                             Vice President

Attest:


            /s/ E.J. Biggins, Jr.
           ---------------------------------
           (E.J. Biggins, Jr.)
           Assistant Secretary

                                      FIRST FIDELITY BANK, NATIONAL
                                        ASSOCIATION


                                      By /s/ F. Gallagher
                                        ---------------------------------
                                        (F. Gallagher)
                                        Vice President

Attest:


            /s/ J.J. Waters
           ---------------------------------
           (J.J. Waters)
           Assistant Vice President

STATE OF NEW JERSEY   )
COUNTY OF ESSEX       )   ss.:

      BE IT REMEMBERED, that on this 2nd day of October, 1995, before me, the subscriber, a Notary Public of the State of New Jersey, personally appeared F.
J. Riepl who, I am satisfied, is a Vice President of PUBLIC SERVICE ELECTRIC AND GAS COMPANY, one of the corporations named in and which executed the foregoing instrument, and is the person who signed the said instrument as such officer for and on behalf of such corporation, and I having first made known to him the contents thereof, he did acknowledge that he signed the said instrument as such officer, that the said instrument was made by such corporation and sealed with its corporate seal, that the said instrument is the voluntary act and deed of such corporation, made by virtue of authority from its Board of Directors, and that said corporation, the mortgagor, has received a true copy of said instrument.


                                        /s/ Irene Roxanne Prignano
                                       ---------------------------------
                                         Irene Roxanne Prignano
                                        Notary Public of New Jersey
                                       My Commission Expires Oct. 29, 1998

STATE OF NEW JERSEY   )
COUNTY OF ESSEX       )   ss.:

    BE IT REMEMBERED, that on this 2nd day of October, 1995, before me, the subscriber, a Notary Public of the State of New Jersey, personally appeared F. Gallagher who, I am satisfied, is a Vice President of FIRST FIDELITY BANK, NATIONAL ASSOCIATION, one of the corporations named in and which executed the foregoing instrument, and is the person who signed the said instrument as such officer, for and on behalf of such corporation, and I having first made known to him the contents thereof, he did acknowledge that he signed the said instrument as such officer, that the said instrument was made by such corporation and sealed with its corporate seal; and that the said instrument is the voluntary act and deed of such corporation, made by virtue of authority from its Board of Directors.


                                        /s/ Jean M. Seiz
                                        ---------------------------------------
                                            Jean M. Seiz
                                            Notary Public of New Jersey
                                            My Commission Expires Nov. 28, 1995

                            CERTIFICATE OF RESIDENCE

    First Fidelity Bank, National Association, Mortgagee and Trustee within named, hereby certifies that its precise residence is 765 Broad Street, Newark, New Jersey 07101.

                                            FIRST FIDELITY BANK, NATIONAL
                                              ASSOCIATION


                                            By /s/ F. Gallagher
                                              ---------------------------------
                                               (F. Gallagher)
                                               Vice President